CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-136985) pertaining to the FBL Financial Group, Inc. 2006 Class A Common Stock Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-108161) pertaining to the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-159430) pertaining to the Farm Bureau 401(k) Savings Plan,

(4)	Registration Statement (Form S-8 No. 333-169033) pertaining to the FBL Financial Group, Inc. Director Compensation Plan,

(5)	Registration Statement (Form S-8 No. 333-125227) pertaining to the FBL Financial Group, Inc. Executive Salary and Bonus Deferred Compensation Plan,

of our reports dated February 27, 2019, with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc. and the effectiveness of internal control over financial reporting of FBL Financial Group, Inc., included in this Annual Report (Form 10-K) of FBL Financial Group, Inc. for the year ended December 31, 2018.

 /s/ Ernst & Young LLP

Des Moines, Iowa
February 27, 2019